Exhibit 32.1

Written Statement of the Chief Executive and Acting Chief Financial Officer Pursuant to 18 U.S.C.  1350

Solely for the purposes of complying with 18 U.S.C. 1350, I, the undersigned Principal Executive Officer and Acting Principal Financial Officer of Enable IPC Corporation (the "Company"),  hereby certify, based on  my  knowledge,  that  the Quarterly  Report  on Form 10-QSB of the Company  for  the  quarter ended  December 31, 2005 (the "Report") fully complies  with  the requirements of Section 13(a) of the Securities Exchange Act  of 1934   and  that  information  contained  in  the  Report  fairly presents,  in all material respects, the financial condition  and results of operations of the Company.

Date: March 27, 2006

/s/ David A. Walker

David A. Walker

Chief Executive Officer and Acting Chief Financial Officer